Exhibit 4.2

Execution Version

FOURTH AMENDED AND RESTATED STOCKHOLDERS’

AGREEMENT

dated as of

NOVEMBER 1, 2013

among

TV2 HOLDING COMPANY

and

CERTAIN STOCKHOLDERS OF THE COMPANY AND OTHER

PERSONS NAMED HEREIN

- i -

TABLE OF CONTENTS

(continued)

Exhibit A	Preferred Stockholders (including the Funds)
Exhibit B	Common Legacy Stockholders
Exhibit C	Additional Stockholders
Exhibit D	Joinder Agreement

- ii -

FOURTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

THIS FOURTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”) dated as of November 1, 2013 by and among (i) TV2 Holding Company, a Delaware corporation (the “Company”), (ii) MPM BioVentures IV-QP, L.P., MPM BioVentures IV GmbH & Co. Beteiligungs KG and MPM Asset Management Investors BV4 LLC (collectively, “MPM”), New Enterprise Associates 12, Limited Partnership, NEA Ventures 2008, Limited Partnership, (collectively, “NEA”), Delphi Ventures VII, L.P., Delphi BioInvestments VII, L.P., Delphi Ventures VIII, L.P. and Delphi BioInvestments VIII, L.P. (collectively, “Delphi”), Thomas Weisel Healthcare Venture Partners, LP, Kearny Venture Partners, LP and Kearny Venture Partners Entrepreneurs Fund, L.P. (collectively, “TWK”), Pinnacle Ventures Equity Fund II, L.P., Pinnacle Ventures Equity Fund II-O, L.P., Pinnacle Ventures II-A, L.P., Pinnacle Ventures II-B, L.P., Pinnacle Ventures II-C, L.P., Pinnacle Ventures II-R, L.P., Pinnacle Ventures Debt Fund III-A, L.P., Pinnacle Ventures Debt Fund III, L.P. and/or other Pinnacle affiliates (collectively, “Pinnacle”), Kaiser Permanente Ventures LLC- Series A, Kaiser Permanente Ventures LLC – Series B and The Permanente Federation LLC – Series J (collectively, “KPV”) and Redmile Capital Fund, LP, Redmile Capital Offshore Fund, Ltd., Redmile Capital Offshore Fund II, Ltd., Redmile Special Opportunities Fund, Ltd. and Redmile Private Investments I, L.P. (collectively, “Redmile”), Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (collectively, “Deerfield”), Rock Springs Capital Master Fund LP (“Rock Springs”) and Permal Select Opportunities Ltd. and Permal Select Opportunities II Ltd. (collectively, “Permal” and together with MPM, NEA, Delphi, TWK, Pinnacle, KPV, Redmile, Deerfield and Rock Springs the “Funds” and individually, each a “Fund”) as listed on Exhibit A, (iii) Boston Scientific Scimed, Inc., a Minnesota corporation (“BSC”), (iv) Michael Chobotov, Joseph Humphrey and Robert Whirley (collectively, the “Founders”), (v) certain Persons other than the Funds listed as holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock on Exhibit A (together with the Funds, the “Preferred Stockholders”), (vi) certain other Persons listed as “Common Legacy Stockholders” on Exhibit B (collectively, the “Common Legacy Stockholders,” and together with the Persons other than Funds holding Series A Preferred Stock, the “Legacy Stockholders”) and (vii) certain other stockholders of the Company who have joined as parties to this Agreement as listed on Exhibit C (the “Additional Stockholders”). “MPM,” “NEA,” “Delphi,” “TWK,” “Pinnacle,” “KPV,” “Redmile,” “Deerfield,” “Rock Springs,” “Permal,” “Fund,” “BSC,” “Founders,” “Preferred Stockholders,” “Common Legacy Stockholders,” “Legacy Stockholders,” and the “Additional Stockholders” shall each mean, if any such Person(s) shall have Transferred any of its “Company Securities” to any of its “Permitted Transferees” (as such terms are defined below), such Person(s) and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such entities or persons may be taken at the election of such Person(s) and such Permitted Transferees.

W I T N E S S E T H :

WHEREAS, certain of the Preferred Stockholders, BSC, the Founders, the Legacy Stockholders and the Additional Stockholders are parties to and possess certain rights pursuant to the Third Amended and Restated Stockholders’ Agreement dated as of June 1, 2012 (the “Prior Stockholders’ Agreement”);

WHEREAS, certain of the parties hereto are parties to the Series E Preferred Stock Purchase Agreement of even date herewith, among the Company and the “Investors” listed on the Schedule of Investors thereto (the “Series E Purchase Agreement”), and it is a condition to the closing of the sale of the Series E Preferred Stock under the Series E Purchase Agreement that such Investors and the Company, along with sufficient parties to amend the Prior Stockholders’ Agreement, shall have executed and delivered this Agreement; and

WHEREAS, the parties hereto desire that this Agreement amend, restate, supersede and replace the Prior Stockholders’ Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Series E Purchase Agreement, the Company and the parties hereto hereby agree that the Prior Stockholders’ Agreement will be superseded and replaced in its entirety by this Agreement and the parties hereto further agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. (a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that, for purposes of this Agreement, (i) the Company shall not be deemed an Affiliate of any Stockholder and (ii) no Stockholder of the Company shall be deemed an Affiliate of the Company or any other Stockholder or such other Stockholder’s Affiliates solely by reason of its ownership interest in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract (including any discretionary investment management agreement giving a Person discretionary authority to divest any securities in the Company held by another Person) or otherwise. Notwithstanding anything to the contrary herein, Kaiser Permanente Ventures LLC- Series A, Kaiser Permanente Ventures LLC – Series B and The Permanente Federation LLC – Series J shall be deemed to be Affiliates of each other, and Julian Harvey Wood and Kaveh Sheibani shall each be deemed an Affiliate of Redmile.

“Board of Directors” means the Board of Directors of the Company.

“BSC Percentage” means, at any time, (x) the number of Common Share Equivalents owned by BSC at such time divided by (y) the number of Common Share Equivalents (as adjusted for stock splits, stock dividends and the like) owned by BSC as of immediately after the closing of the transactions contemplated by the Series A Preferred Stock Purchase Agreement on March 28, 2008.

“BSC Warrant” means the warrant for the purchase of Common Shares issued by the Company to BSC on March 28, 2008.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended from time to time.

“Capital Royalty Warrants” means those certain warrants to purchase Common Stock of the Company issued to Capital Royalty Partners II L.P. and Parallel Investment Opportunities Partners II L.P. (or affiliates thereof) on or about October 30, 2012.

“Cause” means, with respect to any Person, that such Person (i) is convicted of or enters a plea of guilty or nolo contendere to a felony, or to a crime or offense involving the property of the Company, any of its Subsidiaries or any of its other Affiliates, (ii) commits any act involving dishonesty, fraud or disloyalty, or breach of his fiduciary duty to the Company or any of its Subsidiaries, which in any such case is of material detriment to the business, condition (financial or otherwise), reputation, character or standing of the Company or any of its Subsidiaries, (iii) fails or is unable or unwilling for any reason to devote his full business time and attention to the affairs of the Company and its Subsidiaries (other than by reason of such Person’s death or permanent disability), following written notice from the Board of Directors or any Sub Board of Directors and a failure to cure such conduct within 10 calendar days of receiving such notice, (iv) engages in gross negligence or willful misconduct with respect to his duties on behalf of the Company or any of its Subsidiaries or (v) in the case of any Founder, breaches this Agreement, in any material respect, and such breach is not cured by such Founder promptly after receipt of notice thereof given by any of the Funds.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended from time to time.

“Common Share Equivalent” shall be determined, as of any date, as follows: (i) each Common Share shall have a Common Share Equivalent equal to one, (ii) each Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series D Preferred Share, Series E Preferred Share and each other security of the Company that is convertible into or exchangeable for Common Shares shall have a number of Common Share Equivalents equal to the number of Common Shares into or for which such Share or other security, as the case may be, is convertible or exchangeable as of such date and (iii) each option, warrant or other right to acquire any shares of capital stock of the Company or any other equity or equity-linked security issued by the

Company (including the BSC Warrant) shall have a number of Common Share Equivalents equal to the maximum number of Common Shares issuable upon the exercise or conversion of any such Company Security.

“Common Shares” means shares of Common Stock.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.

“Company Securities” means (i) the Common Stock, (ii) the Series A Preferred Stock, (iii) the Series B Preferred Stock, (iv) the Series C Preferred Stock, (v) the Series D Preferred Stock, (vi) the Series E Preferred Stock, (vii) securities convertible into or exchangeable for any shares of capital stock of the Company (including convertible indebtedness), (viii) any other equity or equity-linked security issued by the Company and (ix) options, warrants or other rights to acquire any shares of capital stock of the Company or any other equity or equity-linked security issued by the Company (including the BSC Warrant).

“Confidentiality Agreement” means the Confidential Disclosure Agreement dated as of March 28, 2008 between Boston Scientific Corporation and the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fund Percentage” means with respect to any Fund (other than Pinnacle, KPV, Redmile, Deerfield, Rock Springs and Permal) at any time, (x) the number of Common Share Equivalents owned by such Fund at such time divided by (y) the number of Common Share Equivalents (as adjusted for stock splits, stock dividends and the like) owned by such Fund as of immediately after the closing of the transactions contemplated by the Series A Preferred Stock Purchase Agreement on March 28, 2008; provided, however, that with respect to Pinnacle, the term “Fund Percentage” means at any time, (x) the number of Common Share Equivalents owned by Pinnacle at such time divided by (y) the number of Common Share Equivalents (as adjusted for stock splits, stock dividends and the like) owned by Pinnacle as of immediately following the closing of the transactions contemplated by the Series C Preferred Stock Purchase Agreement dated June 30, 2010 (the “Series C Financing”); and provided, further, that with respect to each of KPV and Redmile, the term “Fund Percentage” means at any time, (x) the number of Common Share Equivalents owned by KPV or Redmile, as applicable, at such time divided by (y) the number of Common Share Equivalents (as adjusted for stock splits, stock dividends and the like) owned by KPV or Redmile, as applicable, as of immediately following the closing of all transactions contemplated by the Series D Purchase Agreement dated June 1, 2012 (the “Series D Financing”); and, provided, further, that with respect to Deerfield, Rock Springs and Permal the term “Fund Percentage” means at any time, (x) the number of Common Share Equivalents owned by Deerfield, Rock Springs and Permal, as applicable, at such time divided by (y) the number of Common Share Equivalents (as adjusted for stock splits, stock dividends and the like) owned by Deerfield, Rock Springs and Permal, as applicable, as of immediately following the closing of the transactions contemplated by the Series E Purchase Agreement (the “Series E Financing”)

“GAAP” means United States generally accepted accounting principles, as in effect from time to time.

“Intellectual Property” shall have the meaning ascribed to such term in the Stock Purchase Agreement among the Company, BSC and Boston Scientific Corporation, dated as of March 28, 2008, as follows: all rights in, to and concerning (a) patents, patent applications and statutory invention registrations (including divisionals, continuations, foreign counterparts, re-issues and re-examinations thereof), (b) trademarks, service marks, trade dress, logos, trade names, corporate names (whether or not registered), domain names and other source identifiers (including all registrations, applications for registration, extensions, modifications and renewals thereof) and all goodwill associated with any of the foregoing, (c) published and unpublished works of authorship, copyrights (whether or not registered) and applications for registration thereof and all derivative works, moral rights, renewals, extensions, restorations and reversions thereof, (d) software, object code, source code, firmware, specifications, data, databases and compilations of information, and (e) confidential and proprietary information, inventions, formulas, processes, developments, technology, research, trade secrets and know-how.

“IPO” means the initial Public Offering after the date hereof.

“Options” means stock options granted pursuant to any option or equity-based compensation plan adopted by the Company.

“Permitted Transferee” means:

(i) in the case of any Fund, (A) any Affiliate of such Fund, (B) any general or limited partner of such Fund (a “Fund Partner”), (C) any current or former managing director, general partner, director, limited partner, officer or employee of such Fund or Fund Partner (collectively, “Fund Associates”), (D) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Fund Partner or Fund Associate and (E) a trust, corporation, partnership, or other entity substantially all the economic interests of which are held by or for the benefit of such Fund, its Affiliates, Fund Partners, Fund Associates, their spouses or their children (whether by birth or adoption);

(ii) with respect to BSC, (A) any Affiliate of BSC and (B) a trust, corporation, partnership or other entity substantially all the economic interests of which are held by or for the benefit of BSC, or any Affiliate of BSC;

(iii) in the case of any Stockholder that is an individual, (A) the issue or spouse of such Stockholder (x) by will or the laws of descent and distribution or (y) by gift without consideration of any kind and (B) a trust that is for the exclusive benefit of such Stockholder or the issue or spouse of such Stockholder; or

(iv) in the case of any other Stockholder, any wholly-owned Subsidiary of such Stockholder.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pinnacle Common Stock Warrants” means those certain warrants to purchase Common Stock of the Company issued to Pinnacle Ventures II Equity Holdings, L.L.C. and Pinnacle Ventures III Equity Holdings, L.L.C. (or affiliates thereof) on or about the closing date of the Series C Financing.

“Pinnacle Preferred Stock Warrants” means those certain warrants to purchase Series C Preferred Stock of the Company issued to Pinnacle Ventures II Equity Holdings, L.L.C. and Pinnacle Ventures III Equity Holdings, L.L.C. (or affiliates thereof) on or about the closing date of the Series C Financing.

“Pinnacle Warrants” means the Pinnacle Common Stock Warrants and the Pinnacle Preferred Stock Warrants.

“Pro Rata Portion” means, with respect to any Stockholder at any time, the fraction that results from dividing (i) the number of Common Share Equivalents that such Stockholder owns at such time by (ii) the number of Common Share Equivalents owned by all of the Stockholders at such time.

“Public Offering” means any underwritten public offering of common equity securities of the Company pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

“Qualified Holder” means BSC, any holder of Series A Preferred Shares, any holder of Series B Preferred Shares, any holder of Series C Preferred Shares, any holder of Series D Preferred Shares and any holder of Series E Preferred Shares; provided that, at such time, BSC or such holder, together with its Permitted Transferees, holds Common Share Equivalents representing at least 3% of the total number of Common Share Equivalents held by the Stockholders at such time. Solely for purposes of Section 5.02 of this Agreement, Qualified Holder also includes any Preferred Stockholder that is a Qualified Holder as of immediately after the initial closing of the Series D Financing so long as such Preferred Stockholder, together with its Permitted Transferees, continues to hold at least 75% of the Common Share Equivalents held by such Preferred Stockholder as of the initial closing of the Series D Financing.

“Qualifying IPO” means a firm commitment, underwritten public offering of Common Shares pursuant to an effective registration statement filed under the Securities Act in which the aggregate gross proceeds to the Corporation (before underwriting discounts, commission and fees) are no less than $35,000,000.

“Registrable Securities” means the Common Shares and the Common Shares issuable or issued upon conversion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares or upon exercise of the BSC Warrant and, solely with respect to the piggyback registration rights provided for in Section 4.02, the Pinnacle Preferred Stock Warrants, and any securities issued directly or indirectly with respect to the Common Shares by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the applicable registration statement, (ii) sold pursuant to Rule 144 or (iii) repurchased by the Company or otherwise cease to be outstanding.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 4.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Stockholders, including one counsel for all of the Stockholders participating in the offering selected (A) by the Funds, in the case of any offering in which such Funds participate, or (B) in any other case, by the Stockholders holding the majority of the Registrable Securities to be sold for the account of all Stockholders in the offering, (ix) fees and expenses in connection with any review by the FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 4.04(m).

“ROFO Portion” means, with respect to any Accepting Holder at any time, the fraction that results from dividing (i) the number of Common Share Equivalents that such Accepting Holder owns at such time by (ii) the number of Common Share Equivalents owned by all of the Accepting Holders at such time.

“Rule 144” means Rule 144 and Rule 144A (or any successor provisions) under the Securities Act.

“Sale of the Company” means (i) a liquidation, dissolution or winding up of the Company, (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation other than any merger effected exclusively for the purpose of changing the domicile of the Company) or a sale of all or substantially all of the assets of the Company unless, in the case of any such transaction or sale, the Company’s stockholders of record as constituted immediately prior to such transaction or sale will, immediately after such transaction or sale (by virtue of securities issued as consideration for the Company’s securities or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity or an entity controlling such surviving or acquiring entity in the same proportions among such stockholders as held by them immediately prior to such transaction or (iii) a transaction or series of transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than fifty percent (50%) of the voting power of the Company, provided that in the case of this clause (iii) no persons shall be deemed to constitute such a group solely by virtue of complying with this Agreement.

“SEC” means the Securities and Exchange Commission.

“Section 3.06 Portion” means, with respect to any Section 3.06 Accepting Holder at any time, the fraction that results from dividing (i) the number of Common Share Equivalents that such Section 3.06 Accepting Holder owns at such time by (ii) the number of Common Share Equivalents owned by all of the Section 3.06 Accepting Holders at such time.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Shares” means shares of Series A Preferred Stock.

“Series A Preferred Stock” means the Series A Preferred Stock, par value $0.01 per share, of the Company.

“Series B Preferred Shares” means shares of Series B Preferred Stock.

“Series B Preferred Stock” means the Series B Preferred Stock, par value $0.01 per share, of the Company.

“Series C Preferred Shares” means shares of Series C Preferred Stock.

“Series C Preferred Stock” means the Series C Preferred Stock, par value $0.01 per share, of the Company.

“Series D Preferred Shares” means shares of Series D Preferred Stock.

“Series D Preferred Stock” means the Series D Preferred Stock, par value $0.01 per share, of the Company.

“Series D Warrants” means those certain warrants to purchase Series D Preferred Stock of the Company.

“Series E Preferred Shares” means shares of Series E Preferred Stock.

“Series E Preferred Stock” means the Series E Preferred Stock, par value $0.01 per share, of the Company.

“Shares” means the Common Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares and any other shares of the capital stock of the Company issued on or after the date of this Agreement.

“Stockholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Sub Board of Directors” means the Board of Directors of each Subsidiary of the Company formed under the laws of the United States.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Tag-Along Portion” means, with respect to any Tag-Along Seller at any time, the number of Common Share Equivalents that such Tag-Along Seller owns at such time multiplied by a fraction the numerator of which is the maximum number of Common Share Equivalents proposed to be Transferred by the Selling Holder in such Tag-Along Sale and the denominator of which is the total number of Common Share Equivalents owned by all of the Stockholders at such time.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term
Accepting Holder	Section 3.05(b)
Additional Stockholders	Preamble
BSC	Preamble
BSC Offer	Section 3.06(b)
BSC Offer Expiration Date	Section 3.06(b)
BSC Offer Notice	Section 3.06(a)
BSC Offer Price	Section 3.06(a)
BSC Offered Securities	Section 3.06(a)
BSC Proposed Purchaser	Section 3.06(a)
BSC Sale Price	Section 3.06(b)
BSC Unaccepted Securities	Section 3.06(d)
Common Legacy Stockholders	Preamble
Company	Preamble
Company Offer Period	Section 3.05(b)
Confidential Information	Section 5.01(b)
Damages	Section 4.05
Deerfield	Preamble
Delphi	Preamble
Demand Registration	Section 4.01(a)
Distribution in Kind	Section 3.01(a)
Drag-Along Holder	Section 3.08(a)
Drag-Along Offer	Section 3.08(a)
Drag-Along Purchaser	Section 3.08(a)
Drag-Along Notice	Section 3.08(b)
Dragging Holders	Section 3.08(a)
Founders	Preamble
Funds	Preamble
Indemnified Party	Section 4.07
Indemnifying Party	Section 4.07
Inspectors	Section 4.04(g)
KPV	Preamble
Legacy Stockholders	Preamble
Lock-Up Period	Section 4.03
Maximum Offering Size	Section 4.01(e)

MPM	Preamble
NEA	Preamble
Next Financing Offer	Section 2.01(d) Section 3.05(b)
Offered Securities	Section 3.05(b)
Offer Notice	Section 3.05(a)
Offer Expiration Date	Section 3.05(b)
Offer Price	Section 3.05(a)
Permal	Preamble
Piggyback Registration	Section 4.02(a)
Preferred Stockholder	Preamble
Proposed Purchaser	Section 3.05(a)
Prospective Seller	Section 3.05(a)
Records	Section 4.04(g)
Redmile	Preamble
Registering Stockholders	Section 4.01(a)
Representatives	Section 5.01(b)
Requesting Stockholder	Section 4.01(a)
Rock Springs	Preamble
Section 3.04 Acceptance	Section 3.04(a)
Section 3.04 Notice	Section 3.04(a)
Section 3.05 Acceptance	Section 3.05(b)
Section 3.06 Acceptance	Section 3.06(b)
Section 3.06 Accepting Holder	Section 3.06(b)
Selling Holder	Section 3.07(a)
Series E Purchase Agreement	Recitals
Tag-Along Notice	Section 3.07(a)
Tag-Along Notice Period	Section 3.07(b)
Tag-Along Purchaser	Section 3.07(a)
Tag-Along Response Notice	Section 3.07(b)
Tag-Along Sale	Section 3.07(a)
Tag-Along Seller	Section 3.07(b)
Transfer Date	Section 3.07(d)
TWK	Preamble
Unaccepted Securities	Section 3.05(d)

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01 Composition of the Board of Directors. (a) Prior to an IPO, the Board of Directors shall consist of eleven directors, to be designated as follows: (i) one director shall be designated by each of MPM, Delphi, TWK, Pinnacle and KPV, with respect to each such Fund, for as long as the Fund Percentage of such Fund is at least 50%, and with respect to KPV, subject to the conditions set forth in Section 2.01(d), (ii) two directors shall be designated by NEA for so long as the Fund Percentage of such Fund is at least 50%, (iii) one of the directors shall be the then Chief Executive Officer of the Company, (iv) two of the directors shall each be a Person who shall not be either an “Affiliate” or an “Associate” (as such terms are used within the meaning of Rule 12b-2 under the Exchange Act) of the Company, as designated by the unanimous resolution or written consent of the directors referred to in clauses (i) and (ii) above, and (v) one of the directors shall be a Person designated by a majority vote of the directors referred to in clauses (i), (ii), (iii) and (iv) above.

(b) Each Stockholder agrees that, if at any time it is then entitled to vote for the election of directors to the Board of Directors, it shall vote its Shares or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Stockholders) in order to ensure that the composition of the Board of Directors is as set forth in this Section 2.01.

(c) The Company agrees to cause each individual designated pursuant to Section 2.01(a) or Section 2.03 to be nominated to serve as a director on the Board of Directors, and to take all other necessary actions (including calling a special meeting of the Board of Directors and/or Stockholders) to ensure that the composition of the Board of Directors is as set forth in this Section 2.01.

Section 2.02 Removal. Any director designated by any Stockholder(s) pursuant to Section 2.01 or Section 2.03 will be removed from the Board of Directors or a Sub Board of

Directors, with or without Cause, at the written request of the Stockholder(s) entitled to designate such director; and, subject to Section 141(k) of the Delaware General Corporation Law, under no other circumstances. Upon such request, each Stockholder agrees to vote its Shares or execute proxies or written consents, as the case may be, for the removal of such director.

Section 2.03 Vacancies. In the event any director ceases to serve as a member of the Board of Directors or a Sub Board of Directors during his or her term of office, or for any other reason there are at any time fewer designees serving on the Board of Directors than are entitled to be designated by a Stockholder, the resulting vacancy on the Board of Directors or the Sub Board of Directors may be filled at any time (i) by a designee designated by the Stockholder or Stockholders entitled to designate such vacant Board of Directors seats and may not be filled by any other Person and (ii) if no Stockholder is entitled to designate a designee to fill such vacancy at such time, then in the manner set forth in the Bylaws of the Company.

Section 2.04 Committees. Committees of the Board of Directors or a Sub Board of Directors shall be created only upon the approval of a majority of the members of the entire Board of Directors or a majority of the members of the entire Sub Board of Directors, in each case, assuming there were no vacancies and provided that action is taken at a meeting at which a quorum exists or by unanimous written consent, and the composition of each such committee (including the audit committee and the compensation committee), shall be proportionately equivalent to that of the Board of Directors (to the extent practicable), and in any event shall contain at least two directors designated pursuant to Section 2.01(a)(i) or (ii).

Section 2.05 Director Expenses; Directors’ and Officers’ Insurance; Indemnity and Exculpation. The Company or its Subsidiaries shall pay all of the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors, any Sub Board of Directors and any committee thereof. For so long as any member designated under this Agreement serves on the Board of Directors or a Sub Board of Directors and for six years thereafter, (i) the Company and its Subsidiaries shall maintain directors and officers indemnity insurance coverage satisfactory to the Board of Directors and such Sub Board of Directors at the time such insurance is first obtained and such insurance shall not thereafter be reduced in amount or coverage without the approval of a majority of the Board of Directors, including at least two directors designated pursuant to Sections 2.01(a)(i) or (ii), above, and (ii) the Company’s and its Subsidiaries’ certificates of incorporation and bylaws shall provide for indemnification and exculpation of members to the fullest extent permitted under applicable law.

Section 2.06 Agreement to Implement the Foregoing. Each party hereto agrees that it will vote its Shares or execute consents, as the case may be, and each party hereto (including the Company) shall take all other necessary action (including nominating such designees and calling an annual or special meeting of stockholders) in order to ensure that the composition of the Board of Directors and each Sub Board of Directors is as set forth in this ARTICLE 2 and otherwise to give effect to the provisions of this ARTICLE 2. Each party shall vote its Shares, and shall take all other actions necessary, to ensure that the Certificate of Incorporation and Bylaws of the Company and each of its Subsidiaries facilitate and do not at any time conflict with any provision of this Agreement.

Section 2.07 No Liability for Election of Recommended Director. None of the Funds nor any Fund Partner or Fund Associate makes any representation or warranty as to the fitness or competence of the nominee of any Fund to serve on the Board of Directors by virtue of such Fund’s execution of this Agreement or by the act of such Fund in voting for such nominee pursuant to this Agreement.

Section 2.08 Irrevocable Proxy. To secure each Stockholder’s obligations to vote the Shares in accordance with this Agreement, each Stockholder hereby appoints the Chairman of the Board of Directors or the Chief Executive Officer of the Company, or either of them from time to time, or their designees, as Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Stockholder’s Shares as specifically set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Stockholder if, and only if, such Stockholder fails to vote all of such Stockholder’s Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for such Stockholder’s written consent or signature. The proxy and power granted by each Stockholder pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Shares.

Section 2.09 Termination/Amendment. This ARTICLE 2 shall continue in full force and effect from the date hereof through the earlier of the following dates, on which date such Article shall terminate in their entirety:

(a) the date of the closing of an IPO; or

(b) the date of the closing of a Sale of the Company.

ARTICLE 3

RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER;

PREEMPTIVE RIGHTS

Section 3.01 General Restrictions. (a) No Stockholder (other than BSC) may Transfer any Company Securities or any interest therein, except (i) to a Permitted Transferee of such Stockholder, (ii) pursuant to an exercise of registration rights in accordance with ARTICLE 4, (iii) pursuant to Rule 144, (iv) as a Prospective Seller pursuant to Section 3.05, a Selling Holder or a Tag-Along Seller pursuant to Section 3.07 or a Dragging Holder or a Drag-Along Holder pursuant to Section 3.08, or (v) pursuant to a Transfer by any Fund that is a partnership or limited liability company of any of its Company Securities to any Fund Partner pursuant to a distribution that is made pro rata to such Fund Partner in accordance with the respective partnership or limited liability company agreement of such Fund without payment of additional consideration therefor by such Partner (a “Distribution in Kind”).

(b) BSC may not Transfer any Company Securities or any interest therein, except (i) to a Permitted Transferee of BSC, (ii) pursuant to an exercise of registration rights in accordance with ARTICLE 4, (iii) pursuant to Rule 144, (iv) pursuant to Section 3.06, or (v) as a Tag-Along Seller pursuant to Section 3.07 or a Dragging Holder or a Drag-Along Holder pursuant to Section 3.08.

(c) Notwithstanding anything herein to the contrary, each Transfer of Company Securities must be made in compliance with the Securities Act and any applicable state and foreign securities laws. Each Stockholder understands and agrees that the Company Securities owned by the Stockholders on the date of this Agreement have not been registered under the Securities Act and are restricted securities. Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company’s transfer records to such Transfer.

(d) No Stockholder shall enter into any agreement or arrangement of any kind with any Person with respect to its Company Securities inconsistent with the provisions of this Agreement, including agreements or arrangements with respect to the acquisition, disposition or voting of its Company Securities.

Section 3.02 Agreement to be Bound. No Transfer of Company Securities otherwise permitted pursuant to this ARTICLE 3 (other than Transfers pursuant to an exercise of registration rights in accordance with ARTICLE 4 or to the Company, or Transfers made under Rule 144 following an IPO) shall be effective unless (i) the certificates or instruments representing such Company Securities delivered to the transferee shall bear the legends set forth in Section 3.03, if required by such Section and (ii) prior to such Transfer, the transferee (if not already a party to this Agreement) shall have executed and delivered to the Company an instrument or instruments substantially in the form of Exhibit D hereto confirming that such transferee has agreed to be bound, as an “Additional Stockholder,” “Preferred Stockholder,” “Fund,” “BSC,” “Legacy Stockholder” and/or “Founder,” as the case may be, by the terms of this Agreement, a copy of which instrument shall be maintained on file with the Secretary of the Company and shall include the address of such transferee to which notices hereunder shall be sent; provided that the provisions of clause (ii) above shall not be applied to any Distribution in Kind in connection with which the Fund effecting such Distribution in Kind determines not to require the distributees to have agreed in writing to be bound by the terms of this Agreement or to be entitled to the benefit hereof. The Company agrees that prior to issuing Common Shares to any holder of any Options, the BSC Warrant, the Pinnacle Warrants or the Capital Royalty Warrants, the Company will require such holder to agree to be bound by this Agreement in the manner described above.

Section 3.03 Legends. (a) Each certificate or instrument evidencing outstanding Company Securities shall bear legends in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS, INCLUDING RESTRICTIONS ON TRANSFER, AS SET FORTH IN A STOCKHOLDERS’ AGREEMENT, A COPY OF WHICH WILL BE FURNISHED BY TV2 HOLDING COMPANY UPON REQUEST AND WITHOUT CHARGE.

Notwithstanding the foregoing, the Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the Company has completed an IPO and the Stockholder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend; provided that the second legend listed above shall be removed only at such time as the holder of such certificate is no longer subject to any restrictions hereunder.

Section 3.04 Preemptive Rights. (a) Except as provided in Section 3.04(e), the Company shall provide each Qualified Holder with a written notice (a “Section 3.04 Notice”) of any proposed issuance of Company Securities at least 30 calendar days prior to the proposed issuance date. Such Section 3.04 Notice shall specify the identity of the Person to whom, and the price at which, such Company Securities are proposed to be issued and all other material terms thereof. Subject to Section 3.04(e), each Qualified Holder shall be entitled to purchase, at the price and on the terms specified in such Section 3.04 Notice, the number (or amount) of such Company Securities equal to such Qualified Holder’s Pro Rata Portion (immediately before giving effect to such issuance) of the proposed issuance.

(b) A Qualified Holder may exercise its rights under this Section 3.04 by delivering written notice of its election to purchase Company Securities to the Company within 15 Business Days of the effective date of the Section 3.04 Notice (a “Section 3.04 Acceptance”). The Company shall promptly deliver a copy of such Section 3.04 Acceptance to each other Qualified Holder. Delivery of a Section 3.04 Acceptance by any Qualified Holder shall constitute a binding agreement of such Qualified Holder to purchase, at the price and on the terms specified in the Section 3.04 Notice, the number (or amount) of Company Securities specified in such Qualified Holder’s Section 3.04 Acceptance. If at the termination of such 15 Business Day period any Qualified Holder shall not have exercised its rights to purchase any portion of such Company Securities, such Qualified Holder will be deemed to have waived any and all of its rights under this Section 3.04 with respect to the purchase of such Company Securities. If any Qualified Holder fails to exercise its preemptive rights under this Section 3.04 or elects to exercise such rights with respect to less than such Qualified Holder’s Pro Rata Portion, the Company shall notify each other Qualified Holder which has delivered a Section 3.04 Acceptance to exercise its rights to purchase its entire Pro Rata Portion, that such Qualified

Holder shall be entitled to purchase from the Company its pro rata portion (which means the fraction that results from dividing (i) the number of Common Share Equivalents that such Qualified Holder owns at such time by (ii) the number of Common Share Equivalents owned by all Qualified Holders exercising in full their rights under this Section 3.04 with respect to their respective Pro Rata Portions) of such Company Securities with respect to which no Qualified Holder shall have exercised its rights under this Section 3.04. The Company shall continue to offer additional pro rata portions to Qualified Holders choosing to purchase their full pro rata portion of such Company Securities pursuant to this Section 3.04(b) until (i) all Company Securities proposed to be issued by the Company and with respect to which Stockholders were entitled to exercise their rights under this Section 3.04 have been purchased by Qualified Holders or (ii) all Qualified Holders have purchased the maximum number of Company Securities indicated in their respective Section 3.04 Acceptances, whichever is earlier.

(c) The Company shall have 120 calendar days from the effective date of the Section 3.04 Notice to consummate the proposed issuance of any or all of such Company Securities which the Qualified Holders have not elected to purchase at the price and upon terms that are no less favorable to the Company than those specified in the Section 3.04 Notice; provided that if such issuance is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than an additional 90 calendar days following the expiration of such 120-day period. The closing of purchases of Company Securities by Qualified Holders exercising their preemptive rights under this Section 3.04 shall take place on the closing date of such issuance. At such closing, the Company shall issue certificates representing the Company Securities to be purchased by each Qualified Holder exercising preemptive rights pursuant to this Section 3.04 registered in the name of such Qualified Holder, against payment by such Qualified Holder of the purchase price for such Company Securities by wire transfer or bank or certified check (in immediately available funds). If the Company shall not have consummated such proposed issuance within the period described above, then the Company’s rights to sell such Company Securities, and the rights of the Qualified Holders to purchase such Company Securities pursuant to this Section 3.04, shall terminate and the Company shall again comply with the procedures set forth in this Section 3.04 with respect to any proposed issuance of such Company Securities.

(d) Notwithstanding anything in this Agreement to the contrary, each Fund shall have the right to assign its rights under this Section 3.04 to one or more of its Affiliates.

(e) The provisions of this Section 3.04 shall not apply to any proposed issuance of Company Securities excluded from the definition of “Additional Securities” under Section 4.02(d)(iii)(B)(1) through (9) of the Certificate of Incorporation (expressly excluding the exception set forth in Section 4.02(d)(iii)(B)(10) of the Certificate of Incorporation). The provisions of this Section 3.04 shall terminate upon the consummation of an IPO.

Section 3.05 Rights of First Offer. (a) Except as provided in Section 3.05(e) and subject to Section 3.01, if (i) any Preferred Stockholder, (ii) any Founder, or (iii) any other Stockholder (for the avoidance of doubt, other than BSC) who is a current or former employee or consultant of the Company or any of its Subsidiaries and who, together with his or her Permitted

Transferees, holds Company Securities representing at least 1% of the then outstanding Common Share Equivalents proposes to Transfer (a “Prospective Seller”) any Company Securities to any Person (a “Proposed Purchaser”), in a bona fide, arm’s-length transaction or series of related transactions, such Prospective Seller shall provide written notice (the “Offer Notice”) of such proposed Transfer to the Company and each of the Funds, setting forth the identity of the Proposed Purchaser, the number and kind of Company Securities proposed to be Transferred by such Prospective Seller (the “Offered Securities”), the purchase price per security that such Prospective Seller proposes to be paid for such Offered Securities (the “Offer Price”) (which shall be payable solely in cash in one lump sum payment) and all other material terms sought by the Prospective Seller, including the form of any proposed agreement with the Proposed Purchaser, if any.

(b) The receipt of an Offer Notice by the Company and the Funds shall constitute an irrevocable offer (an “Offer”) by such Prospective Seller to Transfer the Offered Securities to the Company (and thereafter to such Funds as provided herein) for cash at the Offer Price and on the other terms set forth in the Offer Notice. The Company upon receipt of such Offer Notice shall have a 15 Business Day period (the “Company Offer Period”) in which to accept such Offer as to all or any portion of the Offered Securities by giving a notice of acceptance to such Prospective Seller (together with a copy thereof to the Funds) prior to the expiration of such Company Offer Period. If the Company fails to notify the Prospective Seller and the Funds prior to the expiration of the Company Offer Period, it shall be deemed to have declined such Offer. If the Company declines (or is deemed to decline) such Offer with respect to all or any portion of the Offered Securities, the Company shall immediately provide written notice to the Funds thereof (the “Company Decline Notice”). Each Fund shall then be entitled to accept the Offer (each Fund accepting such Offer, an “Accepting Holder”) with respect to its ROFO Portion of the number of Offered Securities that the Company has declined (or is deemed to have declined) to purchase by giving written notice of acceptance to such Prospective Seller within 15 Business Days after receipt of the Company Decline Notice (a “Section 3.05 Acceptance”). If any Fund fails to exercise its rights under this Section 3.05(b) or elects to exercise such rights with respect to less than such Fund’s ROFO Portion, the Company shall notify each other Accepting Holder which has delivered a Section 3.05 Acceptance to exercise its rights to purchase its entire ROFO Portion, that such Fund shall be entitled to purchase from the Prospective Seller its pro rata portion (which means the fraction that results from dividing (i) the number of Common Share Equivalents that such Accepting Holder owns at such time by (ii) the number of Common Share Equivalents owned by all Accepting Holders exercising in full their rights under this Section 3.05 with respect to their respective ROFO Portions) of such Offered Securities with respect to which any Funds shall not have exercised its rights in full under this Section 3.05. The Company shall continue to offer additional pro rata portions to Accepting Holders choosing to purchase their full pro rata portion of such Offered Securities pursuant to this Section 3.05(b) until (i) all Offered Securities have been purchased by the Accepting Holders or (ii) all Accepting Holders have purchased the maximum number of Offered Securities indicated in their respective Section 3.05 Acceptances, whichever is earlier (the “Offer Expiration Date”).

(c) If the Company and/or the Accepting Holders elect to purchase all or any of the Offered Securities, the Company and/or the Accepting Holders, as the case may be, shall purchase and pay to the Prospective Seller the Offer Price, by wire transfer or bank or certified check (in immediately available funds), for all Offered Securities so accepted, within 10 Business Days after the Offer Expiration Date, provided that, if the Transfer of such Offered Securities is subject to regulatory approval the time period during which such Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 90 calendar days after the Offer Expiration Date.

(d) Upon the earlier to occur of (i) full rejection of the Offer by all recipients thereof, (ii) the Company and/or the Accepting Holders not electing to purchase all of the Offered Securities as of the Offer Expiration Date, and (iii) the failure to obtain any required consent or regulatory approval for the purchase of any of any Offered Securities by the Company and/or the Accepting Holders within 90 calendar days after the Offer Expiration Date, subject to Section 3.07, the Prospective Seller shall have a 120-day period during which to effect a Transfer of any or all of the Offered Securities not elected to be purchased by the Company and/or the Funds or in respect of which any required consent or regulatory approval shall not have been obtained pursuant to clause (iii) above (collectively, the “Unaccepted Securities”), on substantially the same or more favorable (as to the Prospective Seller) terms and conditions as were set forth in the Offer Notice at a price in cash not less than the Offer Price; provided that, if the Transfer is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 90 calendar days. If the Prospective Seller does not consummate the Transfer of the Unaccepted Securities in accordance with the foregoing time limitations, then the right of the Prospective Seller to effect the Transfer of such Unaccepted Securities pursuant to this Section 3.05(d) shall terminate and the Prospective Seller shall again comply with the procedures set forth in this Section 3.05 and Section 3.07 with respect to any proposed Transfer of Company Securities to any Person.

(e) The provisions of this Section 3.05 shall not apply to any proposed Transfer of Company Securities by any Stockholder (i) pursuant to a Public Offering or Rule 144, (ii) to the Company pursuant to a redemption or repurchase of any Company Securities in accordance with the terms thereof, (iii) to a Permitted Transferee of such Stockholder or Stockholders or (iv) pursuant to Section 3.08. The provisions of this Section 3.05 shall terminate upon the consummation of an IPO or a Sale of the Company.

Section 3.06 Prospective BSC Sale. (a) Except as provided in Section 3.06(e) and subject to Section 3.01, if BSC proposes to Transfer any Company Securities to any Person (a “BSC Proposed Purchaser”), in a bona fide, arm’s-length transaction or series of related transactions, BSC shall provide written notice (the “BSC Offer Notice”) of such proposed Transfer to the Company and each of the Funds, setting forth the identity of the BSC Proposed Purchaser, the number and kind of Company Securities proposed to be Transferred by BSC (the “BSC Offered Securities”), the purchase price per security that such Prospective Seller proposes to be paid for such BSC Offered Securities (the “BSC Offer Price”) (which shall be payable solely in cash in one lump sum payment) and all other material terms sought by BSC, including the form of any proposed agreement with the BSC Proposed Purchaser, if any.

(b) The receipt of a BSC Offer Notice by the Company and the Funds shall constitute an irrevocable offer (a “BSC Offer”) by BSC to Transfer all, but not less than all, of the BSC Offered Securities to the Funds for an amount per share in cash (the “BSC Sale Price”) equal to the BSC Offer Price and on the other terms set forth in the BSC Offer Notice. Each Fund shall then be entitled to accept the BSC Offer (each Fund accepting such Offer, a “Section 3.06 Accepting Holder”) with respect to its Section 3.06 Portion of the BSC Offered Securities by giving written notice of acceptance to BSC within 30 Business Days after receipt of the BSC Offer Notice (a “Section 3.06 Acceptance”). If any Fund fails to exercise its rights under this Section 3.06(b) or elects to exercise such rights with respect to less than such Fund’s Section 3.06 Portion, the Company shall notify each other Section 3.06 Accepting Holder which has delivered a Section 3.06 Acceptance to exercise its rights to purchase its entire Section 3.06 Portion, that such Fund shall be entitled to purchase from BSC its pro rata portion (which means the fraction that results from dividing (i) the number of Common Share Equivalents that such Section 3.06 Accepting Holder owns at such time by (ii) the number of Common Share Equivalents owned by all Section 3.06 Accepting Holders exercising in full their rights under this Section 3.06 with respect to their respective Section 3.06 Portions) of such BSC Offered Securities with respect to which any Funds shall not have exercised its rights in full under this Section 3.06. The Company shall continue to offer additional pro rata portions to Section 3.06 Accepting Holders choosing to purchase their full pro rata portion of such BSC Offered Securities pursuant to this Section 3.06(b) until (i) all BSC Offered Securities have been purchased by the Section 3.06 Accepting Holders or (ii) all Section 3.06 Accepting Holders have purchased the maximum number of BSC Offered Securities indicated in their respective Section 3.06 Acceptances, whichever is earlier (the “BSC Offer Expiration Date”).

(c) If the Section 3.06 Accepting Holders elect to purchase all or any of the BSC Offered Securities, the Section 3.06 Accepting Holders shall purchase and pay to BSC the BSC Sale Price, by wire transfer or bank or certified check (in immediately available funds), for all BSC Offered Securities so accepted, within 10 Business Days after the BSC Offer Expiration Date, provided that, if the Transfer of such BSC Offered Securities is subject to regulatory approval the time period during which such Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 90 calendar days after the BSC Offer Expiration Date.

(d) Upon the earliest to occur of (i) full rejection of the BSC Offer by all recipients thereof, (ii) the Funds not electing to purchase all of the BSC Offered Securities as of the BSC Offer Expiration Date, and (iii) the failure to obtain any required consent or regulatory approval for the purchase of any of any BSC Offered Securities by the Section 3.06 Accepting Holders within 90 calendar days after the BSC Offer Expiration Date, subject to Section 3.07, BSC shall have a 120-day period during which to effect a Transfer of any or all of the BSC Offered Securities not elected to be purchased by the Funds or in respect of which any required consent or regulatory approval shall not have been obtained pursuant to clause (iii) above (collectively, the “BSC Unaccepted Securities”), on substantially the same or more favorable (as to BSC) terms and conditions as were set forth in the BSC Offer Notice at a price in cash not less than the BSC Offer Price; provided that, if the Transfer is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 90 calendar days. If BSC does not consummate the Transfer of the BSC Unaccepted Securities in accordance with the foregoing time limitations, then the right of BSC to effect the Transfer of such BSC Unaccepted Securities pursuant to this Section 3.06(d) shall terminate and BSC shall again comply with the procedures set forth in this Section 3.06 and Section 3.07 with respect to any proposed Transfer of Company Securities to any Person.

(e) The provisions of this Section 3.06 shall not apply to any proposed Transfer of Company Securities by BSC (i) pursuant to a Public Offering or Rule 144, (ii) to the Company pursuant to a redemption of any Company Securities in accordance with the terms thereof, (iii) to a Permitted Transferee of BSC or (iv) pursuant to Section 3.08. The provisions of this Section 3.06 shall terminate upon the consummation of an IPO.

Section 3.07 Tag-Along Rights. (a) Except as provided in Section 3.07(e) and subject to Section 3.01, if (i) a Prospective Seller has complied with its obligations under Section 3.05, and is entitled under Section 3.05 to sell any Unaccepted Securities or (ii) BSC has complied with its obligations under Section 3.06, and is entitled under Section 3.06 to sell any BSC Unaccepted Securities, as the case may be, to any Person (a “Tag-Along Purchaser”), such Prospective Seller (a “Selling Holder”) shall provide written notice (the “Tag-Along Notice”) of such proposed Transfer (the “Tag-Along Sale”) to each of the Funds and BSC. The Tag-Along Notice shall contain the same information as an Offer Notice or a BSC Offer Notice, as applicable, and a firm offer by the proposed Tag-Along Purchaser to purchase Company Securities from the Funds and BSC (if applicable) in accordance with this Section 3.07.

(b) Within 10 Business Days after its receipt of a Tag-Along Notice (the “Tag-Along Notice Period”), each Fund and BSC (if applicable) shall have the right (each Fund or BSC exercising such right, a “Tag-Along Seller”), exercisable by written notice to the Selling Holder (a “Tag-Along Response Notice”) (specifying the number of Company Securities which such Tag-Along Seller desires to Transfer, which shall in no event exceed the number of outstanding Common Share Equivalents determined pursuant to this Section 3.07(b) to Transfer to the Tag-Along Purchaser pursuant to the Tag-Along Sale, Company Securities (regardless of whether such Company Securities constitute part of the class or series of Company Securities proposed to be Transferred by the Selling Holder) representing up to such Tag-Along Seller’s Tag-Along Portion. Upon the consummation of any Transfer of Company Securities pursuant to a Tag-Along Sale, all of the Tag-Along Sellers participating therein will receive the same form and amount of consideration per Common Share Equivalent (without regard to class or series) and shall be subject to the same terms and conditions of Transfer as the Prospective Seller sells the Unaccepted Securities.

(c) Any Tag-Along Response Notice shall be irrevocable and binding, and shall constitute an irrevocable election to participate in the Tag-Along Sale by each such Tag-Along Seller for the Company Securities specified therein. If at the termination of the Tag-Along Notice Period, any Tag-Along Seller shall not have delivered a Tag-Along Response Notice to the Selling Holder in accordance with Section 3.07(b), such Tag-Along Seller will be deemed to have waived any and all of its rights under this Section 3.07 with respect to the Transfer of any of its Company Securities pursuant to such Tag-Along Sale.

(d) As soon as practicable after the expiration of the Tag-Along Notice Period, the Selling Holder shall notify the Company and the Tag-Along Sellers of the number of Company Securities the Tag-Along Sellers are obligated to Transfer pursuant to the Tag-Along Sale and Section 3.07(b). Such Stockholder or Stockholders shall notify the Company and the Tag-Along Sellers of the proposed date of any Transfer (“Transfer Date”) pursuant to this Section 3.07 no less than five Business Days prior to the Transfer Date. No less than two Business Days prior to the Transfer Date, the Tag-Along Sellers shall deliver to the Selling Holder the certificate or certificates representing the Company Securities to be Transferred pursuant to the Tag-Along Sale by the Tag-Along Sellers (duly endorsed in blank by the Person or Persons in whose name such certificate is registered or accompanied by a duly executed stock assignment separate from the certificate), together with a limited power-of-attorney authorizing such Selling Holder to Transfer such Company Securities pursuant to the terms of the Tag-Along Sale and all other documents required to be executed in connection with the Tag-Along Sale.

(e) The provisions of this Section 3.07 shall not apply to any proposed Transfer of Company Securities by any holder (i) pursuant to a Public Offering or Rule 144, (ii) to the Company pursuant to a redemption of any Company Securities in accordance with the terms thereof, (iii) to a Permitted Transferee of such Stockholder or Stockholders, (iv) pursuant to Section 3.05 (to the extent there are no Unaccepted Securities), (v) pursuant to Section 3.06 (to the extent there are no BSC Unaccepted Securities) or (vi) Section 3.08. The provisions of this Section 3.07 shall terminate upon the consummation of an IPO.

Section 3.08 Rights to Drag-Along. (a) Subject to Section 3.08(e), if the holders of at least 60% of the total number of Common Share Equivalents represented by the aggregate of all Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares, voting together as a class, then outstanding and the shares of Common Stock issued or then issuable upon the exercise of the BSC Warrant (the “Dragging Holders”) determine to approve any transaction that would constitute a Sale of the Company and/or otherwise propose to Transfer Shares which, together with the Shares of the other Stockholders required to be Transferred pursuant to this Section 3.08, represent more than 50% of the Common Share Equivalents then outstanding, including the shares of Common Stock then issuable upon the exercise of the BSC Warrant (the “Drag-Along Offer”), to any Person (the “Drag-Along Purchaser”), such holders shall have the right, exercisable as set forth below, to require each other Stockholder (each of the foregoing, a “Drag-Along Holder”) to vote its Shares in favor of (or execute any written resolutions with respect to) any such Sale of the Company and/or otherwise Transfer to the Drag-Along Purchaser the number of its Shares determined pursuant to Section 3.08(d) (without regard to the fact that the Dragging Holders may be proposing to Transfer Shares of a different class or series than those held by the Drag-Along Holders), for the same consideration per Common Share Equivalent and otherwise on the same terms and conditions upon which the Dragging Holders Transfer their Shares. If the Dragging Holders elect to exercise their right to compel any Drag-Along Holder to Transfer Shares pursuant to this Section 3.08 in connection with any Tag-Along Sale, the provisions of this Section 3.08 shall apply in lieu of the provisions of Section 3.07.

(b) If the Dragging Holders elect to exercise their right to compel a sale pursuant to this Section 3.08 they shall deliver written notice (a “Drag-Along Notice”) of any Drag-Along Offer to each Drag-Along Holder and the Company, setting forth the consideration per Common Share Equivalent and all other material terms and conditions thereof. Each Drag-Along Holder shall deliver to the Dragging Holders, prior to the expiration of the 10 Business Day period commencing on the date of the applicable Drag-Along Notice, the certificate or certificates representing the number of Shares required to be Transferred by such Drag-Along Holder (duly endorsed in blank by the Person or Persons in whose name such certificate is registered or accompanied by a duly executed stock assignment separate from the certificate), together with all other documents required to be executed by such Drag-Along Holder in connection with such Drag-Along Offer. If any such Drag-Along Holder fails to deliver such certificates to the Dragging Holders, the Company shall cause the books and records of the Company to show that such Shares are bound by the provisions of this Section 3.08 and that such Shares shall be Transferred only to the Drag-Along Purchaser upon surrender for Transfer by such Drag-Along Holder.

(c) The Dragging Holders shall have 120 calendar days from the effective date of the Drag-Along Notice to Transfer to the Drag-Along Purchaser all the Shares subject to the Drag-Along Offer; provided that if such Transfer is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than an additional 90 calendar days following the expiration of such 120-day period. Promptly after completion of any Transfer pursuant to this Section 3.08, the Dragging Holders shall notify each Drag-Along Holder of such completion and shall furnish evidence of such sale (including time of completion) and of the terms and conditions thereof as any Drag-Along Holder may request. The Dragging Holders shall also promptly remit to each Drag-Along Holder the net proceeds attributable to the Transfer of such Stockholder’s Shares. Notwithstanding the foregoing, each Drag-Along Holder shall be required (i) to bear its proportionate share of any fees, costs, expenses, escrows, holdbacks or adjustments in purchase price (not to exceed the proceeds attributable to the Transfer of such Drag-Along Holder’s Shares) and (ii) to make such representations, warranties and covenants and enter into such agreements as are customary to be made in such Drag-Along Holder’s capacity as a stockholder for transactions of the nature of the Drag-Along Offer; provided that the representations and warranties required of each Drag-Along Holder in its capacity as a stockholder shall be limited to customary representations and warranties with respect to the following matters: existence and power, authorization, non-contravention, and ownership of Shares, and in no event may any Drag-Along Holder be required to assume any indemnity or similar obligation in an amount in excess of the net proceeds to be received by such Drag-Along Holder in such transaction or to assume any indemnity or similar obligation on a joint and several basis with any Dragging Holders or Drag-Along Holders. If any Transfer of Shares of a Drag-Along Holder pursuant to this Section 3.08 is not completed prior to the expiration of the applicable period described above, the Dragging Holders may not consummate such Transfer and shall return to each Drag-Along Holder all certificates representing the Shares which such Stockholder previously delivered to the Dragging Holders in connection with such Drag-Along Offer, and the right of the Dragging Holders to compel sale pursuant to this Section 3.08 shall terminate and the Dragging Holders shall again comply with the procedures set forth in this Section 3.08 with respect to any proposed Drag-Along Offer.

(d) Each Drag-Along Holder may be required to Transfer pursuant to this Section 3.08 Shares representing outstanding Common Share Equivalents that bear the same proportion to the number of outstanding Common Share Equivalents owned by such Drag-Along Holder as the number of outstanding Common Share Equivalents sold by the Dragging Holders bears to the number of outstanding Common Share Equivalents owned by the Dragging Holders.

(e) The provisions of this Section 3.08 shall not apply to any proposed Transfer by the Dragging Holders of Shares (i) pursuant to a Public Offering or Rule 144, (ii) to the Company; (iii) to a Permitted Transferee of such Stockholder or (iv) in a transaction that provides for an upfront payment in an amount less than that would be sufficient to satisfy the Series E and D Liquidation Preference (as defined in Section 4.02(c)(i) of the Certificate of Incorporation), without regard to whether such Series E Preferred Shares or Series D Preferred Shares have been converted to Common Stock. The provisions of this Section 3.08 shall terminate upon the consummation of an IPO.

ARTICLE 4

REGISTRATION RIGHTS

Section 4.01 Demand Registration. (a) If at any time following the earlier of (x) 180 days after the effective date of the registration statement for the IPO and (y) the expiration of the period during which the managing underwriters for the IPO shall prohibit the Company from effecting any other public sale or distribution of Company Securities, the Company shall receive a request from any of the Preferred Stockholders or BSC (the “Requesting Stockholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholder’s Registrable Securities, which notice shall specify the intended method or methods of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Stockholders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) all Registrable Securities for which the Requesting Stockholders have requested registration under this Section 4.01, and

(ii) subject to the restrictions set forth in Section 4.01(e) and Section 4.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Stockholders that any Stockholders with rights to request registration under this Section 4.01 (all such Stockholders, together with the Requesting Stockholders, and any Stockholders participating in a Piggyback Registration pursuant to Section 4.02, the “Registering Stockholders”) have requested the Company to register by request received by the Company within 15 Business Days after such Stockholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that, subject to Section 4.01(d), the Company shall not be obligated to effect more than one (1) Demand Registrations for any Preferred Stockholder or BSC, other than Demand Registration to be effected pursuant to a Registration Statement on Form S-3 (or any successor thereto), for which an unlimited number of Demand Registrations shall be permitted, and provided further that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $40,000,000. In no event shall the Company be required to effect more than one Demand Registration hereunder within any six-month period.

(b) Promptly after the expiration of the 15-Business Day-period referred to in Section 4.01(a)(ii), the Company will notify all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Stockholders may revoke such request, without liability to any of the other Registering Stockholders, by providing a notice to the Company revoking such request.

(c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration.

(d) A Demand Registration shall not be deemed to have occurred:

(i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 calendar days (or such shorter period in which all Registrable Securities of the Registering Stockholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii) if the Maximum Offering Size is reduced in accordance with Section 4.01(e) such that less than 66 2⁄3% of the Registrable Securities of the Requesting Stockholders sought to be included in such registration are included.

(e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Stockholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Preferred Stockholders and BSC (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each),

(ii) second, all Registrable Securities requested to be included in such registration by any other Registering Stockholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Stockholder), and

(iii) third, any securities proposed to be registered by the Company.

Section 4.02 Piggyback Registration. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8, S-4 or F-4, or any successor forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each of the Preferred Stockholders, BSC, the holder of the Pinnacle Preferred Stock Warrants and the Founders, which notice shall set forth such Stockholder’s rights under this Section 4.02 and shall offer such Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 4.02(b). Upon the request of any such Stockholder made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 4.04(f)(i) on the same terms and conditions as apply to the Company or the Requesting Stockholders, as applicable and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 4.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 4.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 4.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 4.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size, and

(ii) second, all Registrable Securities requested to be included in such registration by any Stockholders pursuant to Section 4.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each).

Section 4.03 Lock-Up Agreements. If any registration of Registrable Securities pursuant to this Agreement shall be effected in connection with a Public Offering, neither the Company nor any Stockholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 calendar days following the date of the final prospectus relating to such Public Offering (such period, the “Lock-Up Period” for the applicable registration statement); provided that any shares of Common Stock or other securities of the Company acquired by any Stockholder in such Public Offering or in the open-market transactions of freely tradable shares thereafter shall not be subject to a Lock-Up Period. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of the applicable market standoff period. Each Stockholder agrees to execute a market standoff agreement with such underwriters in customary form consistent with the provisions of this Section 4.03. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Stockholders subject to such agreements, based on the number of shares subject to such agreements.

Section 4.04 Registration Procedures. Whenever Stockholders request that any Registrable Securities be registered pursuant to Section 4.01 or Section 4.02, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 calendar days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Stockholders included in such registration statement shall have actually been sold thereunder).

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

(f) (i) The holders of at least a majority of the Registrable Securities of the Requesting Stockholders sought to be included in any Demand Registration, shall have the right, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise of such Demand Registration, which underwriter or underwriters may include any Affiliate of any Fund, and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the FINRA.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 4.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security Stockholders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the requirements of Rule 158 under the Securities Act.

(j) The Company may require each Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

(k) Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.04(e), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.04(e), and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4.04(a) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.04(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 4.04(e).

(l) The Company shall use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 4.05 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 4.05.

Section 4.06 Indemnification by Participating Stockholders. Each Stockholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only with respect to information furnished in writing by such Stockholder or on such Stockholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 4.06. As a condition to including Registrable Securities in any registration statement filed in accordance with ARTICLE 4, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Stockholder shall be liable under this Section 4.06 for any Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate.

Section 4.07 Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this ARTICLE 4, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 4.08 Contribution. If the indemnification provided for in this ARTICLE 4 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Stockholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Stockholder’s obligation to contribute pursuant to this Section 4.08 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Stockholders and not joint.

Section 4.09 Participation in Public Offering. No Stockholder may participate in any Public Offering hereunder unless such Stockholder (a) agrees to sell such Stockholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 4.10 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 4.11 Cooperation by the Company. If any Stockholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request.

Section 4.12 No Transfer of Registration Rights. None of the rights of Stockholders under this ARTICLE 4 shall be assignable by any Stockholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.

Section 4.13 Termination of Registration Rights. The right of any Stockholder to request registration or inclusion of Registrable Securities in any registration pursuant to this ARTICLE 4 shall terminate upon the earlier of: (i) the date five (5) years following an IPO, or (ii) such time as such Stockholder holds less than 1% of the Company’s Common Share Equivalents, the Company has completed its IPO, and all Registrable Securities of the Company issuable or issued upon conversion of the Company Securities held by and issuable to such Stockholder (and its Affiliates) may be sold pursuant to Rule 144 during any 90 day period.

ARTICLE 5

CERTAIN COVENANTS

Section 5.01 Confidentiality. (a) Each Stockholder (other than BSC which shall be subject to the Confidentiality Agreement) agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Stockholder’s investment in the Company. Each such Stockholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company, any of its Affiliates or any other Stockholder). Each such Stockholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to such Stockholder’s Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such Stockholder;

(ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Stockholder is subject, provided that such Stockholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Stockholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation));

(iii) to any Person to whom such Stockholder is contemplating a Transfer of its Company Securities, provided that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement consistent with the provisions hereof;

(iv) to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its Representatives have provided to such Stockholder relating to such tax treatment and tax structure), provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information; or

(v) if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Stockholder.

(b) “Confidential Information” means any information furnished or made available to any Stockholder (other than BSC) pursuant to Section 5.02 or Section 5.03 or otherwise solely in such Stockholder’s capacity as a holder of Company Securities, including pursuant to Section 2.1(b) of the BSC Warrant, concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Stockholder (including by virtue of its present or former right to designate a director of the Company), provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Stockholder or its directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of the Stock Purchase Agreement among the Company, BSC and Boston Scientific Corporation, dated as of March 28, 2008, or this Agreement, (ii) was available to such Stockholder on a non-confidential basis prior to its disclosure to such Stockholder or its Representatives by the Company, (iii) becomes available to such Stockholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Stockholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Stockholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person or (iv) is independently developed by such Stockholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

(c) For purposes of clarification, the inapplicability of the provisions of this Section 5.01 as to BSC shall not in any way affect the obligations of BSC under the terms of the Confidentiality Agreement.

Section 5.02 Financial Statements and Other Information. (a) The Company shall cause to be prepared and delivered to each Qualified Holder all the information described in this Section 5.02(a):

(i) as soon as practicable and, in any event within 20 calendar days after the end of each month, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related unaudited statement of operations and cash flow for such month, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding month and portion of the previous fiscal year, and the figures for the corresponding month and portion of the then current fiscal year as in the Company’s annual operating budget;

(ii) as soon as practicable and, in any event, within 45 days after the end of each of the first three fiscal quarters, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP, and the capitalization table of the Company as of the end of such fiscal quarter;

(iii) as soon as practicable and, in any event, within 180 calendar days after the end of each fiscal year, (A) the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited statement of operations and cash flow for such fiscal year, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP and certified by a firm of independent public accountants of nationally recognized standing, together with a comparison of the figures in such financial statements with the figures for the previous fiscal year and the figures in the Company’s annual operating budget, (B) any management letters or other correspondence from such accountants, (C) the Company’s annual operating budget for the coming fiscal year and (D) the capitalization table of the Company as of the end of such fiscal year;

(iv) promptly following the preparation thereof, a copy of any revisions to the annual operating budget delivered pursuant to clause (C) above;

(v) promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made generally available by the Company to any of its security holders, (B) all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the SEC and (c) all press releases and other statements made generally available by the Company to the public;

(vi) as soon as practicable and, in any event, within five Business Days after any officer of the Company obtains knowledge thereof, notice (with a description in reasonable detail, and stating the action that the Company is taking or proposes to take with respect thereto) of (A) the commencement of any material litigation, investigation or other proceeding to which the Company or any of its Subsidiaries is a party before any court or arbitrator or any governmental body, agency or official or (B) the existence of any material default or breach under this Agreement or any other material contract or agreement to which the Company or any of its Subsidiaries is a party; and

(vii) as promptly as reasonably practicable, such other information with respect to the Company or any of its Subsidiaries as may determined by the Board of Directors.

(b) Any information provided to a Qualified Holder (other than BSC) pursuant to this Section 5.02 is “Confidential Information” subject to the provisions of Section 5.01(a) and, following an IPO, in addition to the provisions of Section 5.01(a), shall be kept confidential by such Qualified Holder to the extent necessary to ensure compliance with the Commission’s Regulation FD without a broad public dissemination of such information.

(c) For purposes of clarification, the inapplicability of the provisions of Section 5.02(b) above as to BSC shall not in any way affect the obligations of BSC under the terms of the Confidentiality Agreement.

Section 5.03 Inspection of Property. To the extent not otherwise prohibited by law or regulation, and subject to any reasonable limitations imposed by the Company with respect to competitively sensitive information, the Company shall permit any representatives designated by any Qualified Holder, upon reasonable notice and during normal business hours and at such other times as any such Qualified Holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such entities with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

Section 5.04 Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (other than with Pinnacle Ventures II Equity Holdings, L.L.C. and Pinnacle Ventures III Equity Holdings, L.L.C. or affiliates thereof in connection with the Pinnacle Preferred Stock Warrants) (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Stockholders included therein or (b) on terms otherwise more favorable than this Agreement.

Section 5.05 Conflicting Agreements. The Company and each Stockholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.

Section 5.06 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s counsel or Board of Directors.

Section 5.07 Director and Officer Insurance. The Company will use its best efforts to obtain and maintain in full force and effect director and officer liability insurance in an amount satisfactory to the Board.

Section 5.08 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of any outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and the exercise of the BSC Warrant, the Pinnacle Warrants and the Series D Warrants, all Common Stock issuable from time to time upon such conversion or exercise.

Section 5.09 Stock Vesting. Unless otherwise approved by the Board of Directors, all Options and other Common Share Equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company; and (b) seventy-five percent (75%) of such stock shall vest ratably over the remaining three (3) years.

Section 5.10 Termination. All covenants of the Company contained in ARTICLE 5 (other than the provisions of Section 5.01, which shall expire pursuant to its own terms) shall expire and terminate as to each Stockholder upon the earlier of (i) the consummation of an IPO or (ii) upon a Sale of the Company.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Stockholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Section 4.05, Section 4.06, Section 4.07, Section 4.08 and Section 4.10 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Company Securities and (ii) Section 5.01, Section 6.02, Section 6.05, Section 6.06, Section 6.07 and Section 6.08).

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Person acquiring Company Securities from any Stockholder in a Transfer in compliance with ARTICLE 3 (but excluding any such Transfer made in a Public Offering, through a national securities exchange, pursuant to Rule 144 following an IPO or pursuant to a Distribution in Kind in connection with which the Fund effecting such Distribution in Kind determines not to require the distributees to have agreed in writing to be bound by the terms of this Agreement or to be entitled to the benefit hereof) shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit D hereto and shall thenceforth be a “Stockholder.”

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 6.02 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including by electronic mail and facsimile transmission) and shall be deemed to have been duly given or made if sent by electronic mail and facsimile transmission (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to such party at its address (including electronic mail address) or facsimile number set forth in the signature pages hereto, or such other address (including electronic mail address) or facsimile number as such party may hereinafter specify for the purpose to the party giving such notice. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any Person that becomes a Stockholder shall provide its address (including electronic mail address) and facsimile number to the Company, which shall promptly provide such information to each other Stockholder.

Section 6.03 Waiver; Amendment; Termination. (a) No provision of this Agreement may be amended, waived or otherwise modified (either generally or in a particular instance, and either retroactively or prospectively) except by an instrument in writing executed by the Company with approval of the Board of Directors and Stockholders holding at least 60% of the outstanding Common Share Equivalents held by Stockholders at the time of such proposed amendment or modification; provided that any amendment that would disproportionately impose restrictions in addition to the transfer restrictions set forth in ARTICLE 3 on a dissenting Stockholder’s right to transfer its Shares, shall require the consent of the Stockholder so affected; provided further that any amendment of Section 2.01(a)(i) and Section 2.01(a)(ii) may not be effected without, and shall require, the consent of each Fund whose rights pursuant to such Section 2.01(a)(i) and Section 2.01(a)(ii) are affected by such amendment; provided further that any amendment of Section 3.06 (and the definitions referenced or used therein) may not be effected without, and shall require, the consent of BSC; provided further that any Investors purchasing shares under the Series E Purchase Agreement after the Initial Closing (as defined in the Series E Purchase Agreement) may become parties to this Agreement as a “Preferred Stockholder” without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Stockholder; provided further that any amendment of the definition of “Qualified Holder” that adversely affects the rights of a holder of Series D Preferred Shares to be treated as a Qualified Holder under this Agreement, if such holder of Series D Preferred Shares was a Qualified Holder after the Initial First Tranche Closing of the Series D Financing, shall not be effective against such holder of Series D Preferred Shares without the written consent thereto of the holders of at least 80% of the then outstanding Series D Preferred Shares; provided further that any amendment of Section 5.02 (or any of the definitions referenced or used therein) that adversely affects the rights of a holder of Series D Preferred Shares under such Section shall not be effective against such holder of Series D Preferred Shares without the written consent thereto of the holders of at least 80% of the then outstanding Series D Preferred Shares; and provided further that any amendment to Section 4.03 relating to exclusions of securities purchased in the open-market transactions or pursuant to a Public Offering from the Lock-Up Period that adversely affects the rights of Deerfield may not be effected without, and shall require, the consent of Deerfield. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Stockholder that has entered into this Agreement. Except as otherwise provided in the first sentence of this Section 6.03(a), each Stockholder acknowledges that by the operation of this paragraph, the holders of at least 60% of the outstanding Common Share Equivalents held by Stockholders at the time of such proposed amendment or modification will have the right and power to modify, diminish or eliminate all rights of such Stockholder under this Agreement.

(b) In addition, any amendment or modification of any provision of this Agreement that would disparately and adversely affect any Fund in a manner disproportionate to the manner in which the other Funds are affected by such amendment or modification may be effected only with the consent of such disparately and adversely affected Fund.

(c) This Agreement shall terminate as to all provisions hereunder and be of no further force or effect upon the date five (5) years following the Closing of a Qualifying IPO.

Section 6.04 Fees and Expenses. Except as provided in the Series E Purchase Agreement or in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs or expenses.

Section 6.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, and all rights and remedies shall be governed by said laws, without regard to conflict of laws principles of such State.

Section 6.06 Jurisdiction. To the fullest extent permitted by law, the parties hereto agree that any claim, suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the other agreements or transactions contemplated hereby shall only be brought in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware) or the Federal courts located in the State of Delaware and not in any other State or Federal courts located in the United States of America or any court in any other country, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by law, process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees, to the fullest extent permitted by law, that service of process on such party as provided in 6.02 shall be deemed effective service of process on such party.

Section 6.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.08 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.09 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 6.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 6.11 Aggregation Of Stock. All Shares held or acquired by Affiliates of any Stockholder shall be aggregated together for the purpose of determining the availability of any rights of such Stockholder under this Agreement.

Section 6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.13 Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law or Section 706(b) of the California Corporations Code and should not be interpreted as such.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TV2 HOLDING COMPANY

By:	/s/ Michael Kramer
	Name:	Michael Kramer
	Title:	Chief Financial Officer
	Address:	3910 Brickway Boulevard, Santa Rosa, California 95403

Facsimile:
E-mail:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND II, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

KAISER PERMANENTE VENTURES LLC- SERIES A

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	SVP & Treasurer
Attn:	Chris Grant - KP Ventures
One Kaiser Plaza, 22nd Floor
Oakland, CA 94612

KAISER PERMANENTE VENTURES LLC – SERIES B

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	Management Committee
Attn:	Chris Grant - KP Ventures
One Kaiser Plaza, 22nd Floor
Oakland, CA 94612

THE PERMANENTE FEDERATION LLC – SERIES J

By:	/s/ Ilene Moore
Name:	Ilene Moore
Title:	General Counsel
Attn:	Chris Grant - KP Ventures
One Kaiser Plaza, 22nd Floor
Oakland, CA 94612

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

REDMILE CAPITAL FUND, LP
By:	Redmile Group (GP), LLC
Its:	General Partner
By:	Redmile Group, LLC
Its:	Investment Manager

By:	/s/Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment Manager and the General Partner
100 Pine Street, Suite 1925
San Francisco, CA 94111

REDMILE CAPITAL OFFSHORE FUND, LTD.
By:	Redmile Group, LLC
Its:	Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment Manager
100 Pine Street, Suite 1925
San Francisco, CA 94111

REDMILE CAPITAL OFFSHORE FUND II, LTD.
By:	Redmile Group, LLC
Its:	Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment Manager
100 Pine Street, Suite 1925
San Francisco, CA 94111

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

REDMILE SPECIAL OPPORTUNITIES FUND, LTD.
By:	Redmile Group, LLC
Its:	Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment Manager
100 Pine Street, Suite 1925
San Francisco, CA 94111

REDMILE PRIVATE INVESTMENTS I, L.P.
By:	Redmile Group, LLC
Its:	Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment Manager
100 Pine Street, Suite 1925
San Francisco, CA 94111

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

JULIAN HARVEY WOOD c/o Pendragon Capital
4 Albemarle Street
London WIS 4GA
UNITED KINGDOM
Fax: +44 (0)20 7355 0421
Email:

KAVEH SHEIBANI c/o Pendragon Capital
4 Albemarle Street
London W1S 4GA
UNITED KINGDOM
Fax: +44 (0)20 7355 0421
Email:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

PINNACLE VENTURES EQUITY FUND II, L.P.
PINNACLE VENTURES EQUITY FUND II-O, L.P.
By:	Pinnacle Ventures Equity Management II, L.L.C., their general partner

By:	/s/ Robert N. Savoie
Name:	Robert N. Savoie
Title:	Chief Financial Officer

PINNACLE VENTURES II-A, L.P.
PINNACLE VENTURES II-B, L.P.
PINNACLE VENTURES II-C, L.P.
PINNACLE VENTURES II-R, L.P.
By:	Pinnacle Ventures Management II, L.L.C., their general partner

By:	/s/ Robert N. Savoie
Name:	Robert N. Savoie
Title:	Chief Financial Officer

PINNACLE VENTURES DEBT FUND III-A, L.P.
PINNACLE VENTURES DEBT FUND III, L.P.
By:	Pinnacle Ventures Management III, L.L.C., their general partner

By:	/s/ Robert N. Savoie
Name:	Robert N. Savoie
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

MPM BIOVENTURES IV-QP, L.P.
By:	MPM BIOVENTURES IV GP LLC,
Its:	General Partner

By:	MPM BIOVENTURES IV LLC,
its Managing Member

By:	/s/ James P. Scopa
Name:	James P. Scopa
Title:	Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG
By: MPM BIOVENTURES IV GP LLC, in its capacity as the Managing Limited Partner
By:	MPM BIOVENTURES IV LLC,
Its:	Managing Member

By:	/s/ James P. Scopa
Name:	James P. Scopa
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC
By:	MPM BIOVENTURES IV LLC,
Its:	Manager

By:	/s/ James P. Scopa
Name:	James P. Scopa
Title:	Member

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA Partners 12, Limited Partnership,
Its:	General Partner
By:	NEA 12 GP, LLC,
Its:	General Partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

NEA VENTURES 2008, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice-President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

DELPHI VENTURES VII, L.P.
By:	Delphi Management Partners VII, LLC
Its:	General Partner

By:	/s/ Douglas A. Roeder
Name:	Douglas A. Roeder
Title:	Managing Member

DELPHI BIOINVESTMENTS VII, L.P.
By:	Delphi Management Partners VII, LLC
Its:	General Partner

By:	/s/ Douglas A. Roeder
Name:	Douglas A. Roeder
Title:	Managing Member

DELPHI VENTURES VIII, L.P.
By:	Delphi Management Partners VIII, LLC
Its:	General Partner

By:	/s/ Douglas A. Roeder
Name:	Douglas A. Roeder
Title:	Managing Member

DELPHI BIOINVESTMENTS VIII, L.P.
By:	Delphi Management Partners VIII, LLC
Its:	General Partner

By:	/s/ Douglas A. Roeder
Name:	Douglas A. Roeder
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

THOMAS WEISEL HEALTHCARE VENTURE PARTNERS, L.P.
By:	Thomas Weisel Healthcare Venture Partners, LLC
Its:	General Partner
By:	Thomas Weisel Capital Management LLC
Its:	Managing Member

By:	/s/ Caley Castelein
Name:	Caley Castelein
Title:	Partner

KEARNY VENTURE PARTNERS, L.P.
By:	Kearny Venture Associates, LLC
Its:	General Partner

By:	/s/ Caley Castelein
Name:	Caley Castelein
Title:	Managing Member

KEARNY VENTURE PARTNERS ENTREPRENEURS FUND, L.P.
By:	Kearny Venture Associates, LLC
Its:	General Partner

By:	/s/ Caley Castelein
Name:	Caley Castelein
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

ROCK SPRINGS CAPITAL MASTER FUND LP
By:	Rock Springs GP LLC
Its:	General Partner

	By:	/s/ Graham McPhail
	Name:	Graham McPhail
	Title:	Managing Partner

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

PERMAL SELECT OPPORTUNITIES LTD.
By:
Its:

	By:	/s/ Judy Tchou
	Name:	Judy Tchou
	Title:	Executive Vice President

PERMAL SELECT OPPORTUNITIES II LTD.
By:
Its:

	By:	/s/ Judy Tchou
	Name:	Judy Tchou
	Title:	Executive Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FOUNDERS

/s/ Michael Chobotov
MICHAEL CHOBOTOV

/s/ Joseph Humphrey
JOSEPH HUMPHREY

/s/ Robert Whirley
ROBERT WHIRLEY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BOSTON SCIENTIFIC SCIMED, INC.

By:
Name:
Title:
Address:
Facsimile:
E-mail:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

MICHAEL T. KELLY

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (DAPER I)

By:	/s/ Martina Poquet
Name:	Martina Poquet
Title:	Managing Director - Separate Investments

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

/s/ Peter Justin Klein
PETER JUSTIN KLEIN c/o New Enterprise Associates
5425 Wisconsin Ave., Suite 800
Chevy Chase, MD 20815

/s/ John Nehra
JOHN NEHRA
1954 Greenspring Drive, Ste 600
Timonium, MD 21093

/s/ Cynthia Yee
CYNTHIA YEE

/s/ Robert W. Thomas
ROBERT W. THOMAS

/s/ John G. Loehr
JOHN G. LOEHR

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKHOLDERS:

/s/ Raymond P. Haas /s/ Amanda S. Haas
RAYMOND P. HASS & AMANDA S. HAAS, AS TRUSTEES OF THE RAYMOND & AMANDA HAAS TRUST, DATED JULY 8, 2004, SCHEDULE B PROPERTY

TAMAPA PARTNERS II

By:	/s/ Taylor Haas Burkhart
Name:	Taylor Haas Burkhart
Title:	Partner, Tamapa II

EXHIBIT A

PREFERRED STOCKHOLDERS (INCLUDING THE FUNDS)

FUNDS:

Delphi BioInvestments VII, LP

Delphi Ventures VII, LP

Delphi BioInvestments VIII, LP

Delphi Ventures VIII, LP

Kearny Venture Partners Entrepreneurs Fund, L.P.

Kearny Venture Partners, LP

MPM Asset Management Investors BV4 LLC

MPM BioVentures IV GmbH & Co. Beteiligungs KG

MPM BioVentures IV-QP, LP

NEA Ventures 2008, Limited Partnership

New Enterprise Associates 12, Limited Partnership

Pinnacle Ventures Equity Fund II, L.P.

Pinnacle Ventures Equity Fund II-O, L.P.

Pinnacle Ventures II-A, L.P.

Pinnacle Ventures II-B, L.P.

Pinnacle Ventures II-C, L.P.

Pinnacle Ventures II-R, L.P.

Pinnacle Ventures Debt Fund III-A, L.P.

Pinnacle Ventures Debt Fund III, L.P.

Thomas Weisel Healthcare Venture Partners, LP.

Kaiser Permanente Ventures LLC- Series A

Kaiser Permanente Ventures LLC – Series B

The Permanente Federation LLC – Series J

Redmile Capital Fund, LP

Redmile Capital Offshore Fund, Ltd.

Redmile Capital Offshore Fund II, Ltd.

Redmile Special Opportunities Fund, Ltd.

Redmile Private Investments I, L.P.

Deerfield Special Situations Fund, L.P.

Deerfield Special Situations International Master Fund, L.P.

Deerfield Private Design Fund II, L.P.

Deerfield Private Design International II, L.P.

Rock Springs Capital Master Fund LP

Permal Select Opportunities Ltd.

Permal Select Opportunities II Ltd.

OTHER PREFERRED STOCKHOLDERS:

Howard Rice Investment Fund 09

John G. Loehr

John Nehra

Julia Vax

Julian Harvey Wood

Kaveh Sheibani

Michael T. Kelly

MPM Investors

Peter Justin Klein

Raymond P. Haas & Amanda S. Haas, as Trustees of the Raymond & Amanda Haas Trust, Dated July 8, 2004, Schedule B Property

Robert W. Thomas

The Board of Trustees of the Leland Stanford Junior University (DAPER I)

Tamapa Partners II

The Howard Rice Fund

Thomas A. Magnani

Thomas D. Shapiro

Vladimir & Lydia Chobotov as Community Property

Walter P. Riedel

Cynthia Yee

10

EXHIBIT B

COMMON LEGACY STOCKHOLDERS

ABS Investors, LLC

ABS Ventures VI, L.L.C.

Allen Meisels

Asset Management Partners

Bradford S. Goodwin and Cathy W. Goodwin, as Trustees of the Goodwin Family Trust 1997 U/A/D July 30, 1997

Craig Urasaki

Daniel J. and Suzanne M. Lanahan Living Trust dtd 10/31/2002

David E. Farber

De Novo (Q) Ventures, I, L.P.

De Novo Ventures, I, L.P.

Dieter Thurow, Trustee, FBO Thurow Asset Management, Inc. Defined Benefit Pension Plan

Douglas A. Roeder

Edward J. Shapiro

Franklin P. Johnson, Jr.

Geoffrey D. Rubin

Grady Anderson

Graham Keith Crooke

Harold H. Robinson III Sep. Prop.

Harold H. Robinson IV

Ian Ayton

John Bush Simpson & Rita Lynn Simpson, Trustees of the Simpson Family Trust UDT 1/12/90

John M. Harland

Joseph E. Sweeney, III and Laura S. Sweeney Trust, dated November 11, 2002

Leonard and Yana W. Goldfine

Louis Molinari

Mahmood K. Razavi

Manatuck Hill Scout Fund, L.P. (formerly known as Pequot Scout Fund, L.P.)

Maroney-Bryan Family Trust

Michael D. Dake, M.D.

Michael Malin

Michael Trokel

Pacific Asset Partners

Philip D. Freedman

Raymond P. Haas and Amanda S. Haas, as Trustees of the Raymond and Amanda Haas Trust, dated July 8, 2004, Schedule A Property

Richard Heuser

Robert H. Andrews

Rod White

Rosecroft LP

Sheldon Rubin and Ann Rubin, Co-Trustees of the Sheldon and Ann Rubin 2004 Revocable Inter-Vivos Trust, dated December 4, 2004

Silvestro Conte

Steven N. Weiss and Mary A. Caldwell 1990 Revocable Trust

Teresa Woodson

The Howard Rice Fund

The Larry Haimovitch 2000 Separate Property Revocable Trust

The Van Ness 1983 Revocable Trust

Thomas E. Mancino

Timothy Doolin

Valerie P. Betz

Vertical Fund I, L.P.

Vertical Fund II, L.P.

William G. Mavity

ii

EXHIBIT C

ADDITIONAL STOCKHOLDERS

Hala Alshahwany

Jeffrey Austerweil

Salvador Balderrama

Virginia Bicking

Monica Boettcher

James Brady

Charis Campbell

Robert L. Carter

Brian Caulfield

Christopher G. Chavez

Gary Chiu

Michael V. Chobotov

Matt G. Condron

Diane Diaz

Teri Driver

Andrew Duckhorn

Rogelio C. Fernandez

Paola Garnica

Joseph German

Jose Romero-Gonzalez

David Goodman

Therese Gwillim (Myers)

Kevin E. Harper

Jamie Stephen Henderson

Vivek Jayaraman

Stuart P. Kaler

Curt Kimble

Lydia Koroluk

Michael R. Kramer

Sheila Lane

Antonio Laudani

Cheng Li

Myriam Luu

Lexa Mack

Michael Maszy

Timothy Miller

Ken Monize

Robert S. Moore

Emilie Munsch

Robert Padilla

Mav Pan

Ian D. Parsons

Carl H. Poppe

Danielle Powell

Ellen S. Pratt

Jon Quilliam

Justin Quilliam

Walter Riedel

Anna Rizo

Christopher Royston

Randy Spagnola

Anthea Thomas

James R. Watson

Sarah Young

4

EXHIBIT D

JOINDER TO THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Fourth Amended and Restated Stockholders’ Agreement dated as of November     , 2013 (as the same may be amended from time to time, the “Stockholders’ Agreement”) by and among TV2 Holding Company and certain Stockholders of the Company and other Persons named therein. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                  ,

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

Facsimile:
E-mail: